SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   August 27, 2007 (August 24, 2007)

Communication Intelligence Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-19301	94-2790442
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

275 Shoreline Drive, Suite 500

Redwood Shores, CA 94065

(Address of Principal Executive Offices)

(Zip Code)

(650) 802-7888

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.                  Entry into a Material Definitive Agreement

Item 3.02                   Unregistered Sales of Equity Securities

On August 24, 2007, Communication Intelligence Corporation (the “Company”) entered into a Securities Purchase and Registration Rights Agreement (the “Purchase Agreement”) with Phoenix Venture Fund LLC (the “Purchaser”).  Under the Purchase Agreement the Company will issue to the Purchaser 21,500,000 shares of the Company’s common stock (the “Shares”) at a price per share of approximately $0.14, for an aggregate purchase price of $3,000,000.00.  An advisory fee of $250,000.00 will be paid to the managing member of the Purchaser for services rendered in connection with the sale of the Shares.  The Company expects to use the proceeds of the sale of the Shares for payment of outstanding indebtedness and additional working capital.  The Company is permitted under the terms of the Purchase Agreement to use up to $1,400,000.00 of the net proceeds to repay outstanding indebtedness.

Under the Purchase Agreement, so long as the Purchaser holds shares of common stock of the Company representing at least fifty-percent of the Shares purchased pursuant to the Purchase Agreement and at least five-percent of the outstanding capital stock of the Company, the managing member of the Purchaser is entitled to a right of first offer to exclusively provide debt or equity financing to the Company prior to the Company’s pursuing debt or equity financing from another party, subject to certain conditions and exclusions.  Additionally, provided the Purchaser meets the foregoing ownership requirements, the managing member of the Purchaser is permitted to designate up to two non-voting observers to attend meetings of the Company’s board of directors and, for a period of twenty-four months following the date a registration statement pertaining to the Shares is first declared effective by the Securities and Exchange Commission (the “Commission”), the Company is prohibited from selling or otherwise disposing of material properties, assets or rights of the Company without the consent of the managing member of the Purchaser.

The Company is obligated under the Purchase Agreement to use its best efforts to prepare and file with the Commission a registration statement covering the resale of the securities sold pursuant to the Purchase Agreement.  The registration statement will provide for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Company must file the registration statement within forty-five days of the closing date of the purchase transaction.  The Company must also use its best efforts to keep the registration statement continuously effective under the Securities Act until the earlier of the date that all shares purchased under the Purchase Agreement have been sold or can be sold publicly under Rule 144(k).  The Company is obligated to pay the costs and expenses of such registration.

The offer and sale of the shares was made in reliance upon exemptions from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D, as promulgated by the Commission under the Securities Act.

ITEM 7.01 Regulation FD Disclosure

On August 27, 2007 the Company issued a Press Release announcing entry into the Purchase Agreement.  A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information included in this Item 7.01, including Exhibit 99.1 furnished herewith, shall be deemed not to be “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.36	Securities Purchase and Registration Rights Agreement dated August 24, 2007 among Communication Intelligence Corporation and the Investors named therein

Exhibit 99.1	Press Release dated August 27, 2007 announcing the execution of the Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2007	Communication Intelligence Corporation

	By:	/s/ Frank Dane
Frank Dane
Chief Financial and Legal Officer

Exhibit Index

Exhibit	Description
Exhibit 10.36	Securities Purchase and Registration Rights Agreement dated August 24, 2007 among Communication Intelligence Corporation and the Investors named therein

Exhibit 99.1	Press Release dated August 27, 2007 announcing the execution of the Purchase Agreement